                                                                     EXHIBIT 4.2

                                 THIRD AMENDMENT

                  THIRD AMENDMENT, dated as of June 26, 2001 (this "AMENDMENT"), to the Amended and Restated Credit Agreement, dated as of June 30, 2000 (as heretofore amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"), among ANC RENTAL CORPORATION, a Delaware corporation (the "BORROWER"), the several Lenders from time to time parties thereto, LEHMAN BROTHERS INC., as advisor, lead arranger and book manager, and LEHMAN COMMERCIAL PAPER INC., as syndication agent and as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement; and

                  WHEREAS, the Lenders have agreed to amend the Credit Agreement, but only upon the terms and subject to the conditions set forth below;

                  NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration, the receipt of which is hereby acknowledged, the Borrower, the Lenders and the Agents hereby agree as follows:

                  1. DEFINITIONS. All terms defined in the Credit Agreement shall have such defined meanings when used herein unless otherwise defined herein.

                  2. AMENDMENT OF SECTION 1.1 (DEFINED TERMS). Section 1.1 of the Credit Agreement is hereby amended by:

                  (a) deleting the definition of "TRANSACTION DOCUMENTS" in its entirety;

                  (b) inserting the following defined terms in their appropriate alphabetical order:

                           ""ANC LIBERTY AGREEMENT": the Agreement to be
                  executed by Liberty and the Borrower which shall be in form and substance satisfactory to the Administrative Agent, as evidenced by the execution of the amended and restated Intercreditor Agreement by the Administrative Agent.

                           "TRANSACTION DOCUMENTS": the collective reference to
                  the Interim Loan Facility Amendment, the Interim Loan Facility Collateral Documents, the ANC Liberty Agreement and the amended and restated Intercreditor Agreement.".

                  (c) amending the definition of "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" by adding at the end thereof immediately before the period the following:



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                  "; PROVIDED that for determination of the Fixed Charge
                  Coverage Ratio for the period of the four consecutive fiscal quarters of the Borrower ending with FQ3 2001 only, the Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for such period shall be the Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for the three consecutive fiscal quarters of the Borrower ending with FQ3 2001.";

                  (d) amending the definition of "INTERIM LOAN FACILITY COLLATERAL DOCUMENTS" by (i) deleting "and" immediately before clause (c) thereof and substituting in lieu thereof a comma and (ii) adding at the end thereof immediately before the period the following:

                  "and (d) the deed of trust, to be executed on or after the Second Amendment Effective Date by Alamo Rent-A-Car, LLC in favor of the Collateral Trustee, for the benefit of the lenders and/or holders under the Interim Loan Facility and Liberty, as the same may after the execution and delivery thereof be amended, supplemented or otherwise modified from time to time in accordance with Section 6.9."; and

                  (e) amending the definition of "TRANSACTIONS" by deleting "and
(c)" therein and substituting in lieu thereof the following:

                  ", (c) the Borrower and its Subsidiaries shall enter into the ANC Liberty Agreement and (d)".

                  3. AMENDMENT OF SECTION 3.8 OF THE CREDIT AGREEMENT (OWNERSHIP OF PROPERTY; LIENS). Section 3.8 of the Credit Agreement is hereby amended by adding at the end of the second sentence thereof immediately before the period the following: ", other than the real property subject of the Real Estate Transactions".

                  4. AMENDMENT OF SECTION 5.7 (NOTICES). Section 5.7 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end clause (d) thereof, (ii) deleting the period at the end of clause (e) thereof and substituting in lieu thereof "; and" and (iii) adding the following new clause (f) at the end thereof:

                  "(f) any Event of Default under and as defined in the ANC Liberty Agreement.".

                  5. AMENDMENT OF SECTION 6.1 (FINANCIAL CONDITION COVENANT)
Section 6.1 of the Credit Agreement is hereby amended by:

                  (a) deleting the following from Section 6.1(a) (Consolidated Interest Coverage Ratio) thereof:

                                                         CONSOLIDATED
                     FISCAL QUARTER                INTEREST COVERAGE RATIO
                     --------------                -----------------------
                "FQ2 2001 and each fiscal                 3.25:1.00"
                   quarter thereafter


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                  and substituting in lieu thereof the following:

                                                     CONSOLIDATED
                 FISCAL QUARTER                 INTEREST COVERAGE RATIO
                 --------------                 -----------------------

                    "FQ2 2001                         1.50:1.00
                     FQ3 2001                         1.00:1.00
        FQ4 2001 and each fiscal quarter              3.25:1.00";
                   thereafter

                  (b) deleting the following from Section 6.1(b) (Consolidated Fixed Charge Coverage Ratio) thereof:

                                                     CONSOLIDATED FIXED
                    FISCAL QUARTER                 CHARGE COVERAGE RATIO
                    --------------                 ---------------------
               "FQ1 2001 and each fiscal                 1.15:1.00"
                  quarter thereafter

                  and substituting in lieu thereof the following:

                                                   CONSOLIDATED FIXED
                  FISCAL QUARTER                  CHARGE COVERAGE RATIO
                  --------------                  ---------------------

                     "FQ1 2001                         1.15:1.00
                      FQ2 2001                         1.00:1.00
                      FQ3 2001                         1.00:1.00
         FQ4 2001 and each fiscal quarter              1.15:1.00"; and
                    thereafter

                  (c) deleting the following from Section 6.1(c) (Consolidated Adjusted Funded Debt Ratio) thereof:

                                                  CONSOLIDATED ADJUSTED
                    FISCAL QUARTER                 FUNDED DEBT RATIO
                    --------------                 -----------------

                      "FQ2 2001                         3.25:1.00
                       FQ3 2001                         3.25:1.00"

                  and substituting in lieu thereof the following:

                                                  CONSOLIDATED ADJUSTED
                    FISCAL QUARTER                  FUNDED DEBT RATIO
                    --------------                  -----------------

                      "FQ2 2001                         3.75:1.00
                       FQ3 2001                         4.50:1.00.".


                  6. AMENDMENT OF SECTION 6.3 (LIMITATION ON LIENS). Section 6.3 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the



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end of paragraph (p) thereof and substituting in lieu therefor a semicolon and
(ii) adding the following new paragraphs (r) and (s):

                  "(r) Liens purported to be created pursuant to the General Agreements of Indemnity and Commercial Surety, issued by the Borrower, as "Indemnitor", in favor of Liberty, on each of August 4, 2000 and October 1, 2000; and

                  (s) Liens on the property of National Car Rental (Canada) Inc. to secure working capital Indebtedness of National Car Rental (Canada) Inc. to Bank of Montreal (or its successors) in an amount not to exceed 25,000,000 Canadian Dollars.".


                  7. AMENDMENT OF SECTION 6.9 (LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS, ETC.). Section 6.9 of the Credit Agreement is hereby amended by adding immediately after "contemplated by the Interim Loan Facility Amendment" at the end of subclause (ii) in clause (b) thereof the following:

                  "and by an amendment to the AutoNation Support Agreement to consummate the Transactions".

                  8. AMENDMENT OF SECTION 6.13 (LIMITATION ON NEGATIVE PLEDGE CLAUSES). Section 6.13(c) of the Credit Agreement is hereby amended by adding at the end thereof immediately before the comma the following: "and the ANC Liberty Agreement as in effect on the date of execution and delivery thereof and as further amended, supplemented or otherwise modified from time to time thereafter except for any such amendment, supplement or other modification thereto which would make more restrictive any such prohibition or limitation applicable to the Borrower or any of its Subsidiaries thereunder".

                  9. AMENDMENT OF SECTION 6.14 (LIMITATION ON RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS). Section 6.14 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of clause (vi) thereof and (b) adding at the end thereof immediately before the period the following: "and
(viii) any restrictions existing under the ANC Liberty Agreement as in effect on the date of execution and delivery thereof and as further amended, supplemented or otherwise modified from time to time thereafter except for any such amendment, supplement or other modification thereto which would make more restrictive any such restriction applicable to the Borrower or any of its Subsidiaries thereunder".

                  10. AMENDMENT OF SECTION 7 (EVENTS OF DEFAULT). Section 7 of the Credit Agreement is hereby amended by: (a) adding immediately after the semicolon in paragraph (j) thereof "or"; and (b) adding at the end of paragraph
(j) thereof the following new paragraph (k) as follows:

                  "(k) in addition to, and without limiting, the Events of Default under this Section 7, an Event of Default under and as defined in the ANC Liberty Agreement shall have occurred and shall not have been cured or waived in a manner acceptable to the Administrative Agent and the Required Lenders within thirty (30) days after the occurrence of such Event of Default (unless otherwise extended by the Administrative Agent in writing in its good faith judgment), so long as



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         during such thirty (30) day period (or such later period as may be extended by the Administrative Agent), (i) Liberty shall not have exercised any of its rights or remedies under the ANC Liberty Agreement or otherwise during such time period and (ii) the Administrative Agent shall not have issued a notice of default to the Borrower (it being acknowledged that prior to the expiration of the foregoing grace period, no Default shall be deemed to have occurred under this Agreement);".

                  11. AMENDMENT TO THE INTERCREDITOR AGREEMENT. The Administrative Agent is authorized by the Lenders, upon the refinancing of the Borrowing Base Credit Facility, to negotiate, execute and deliver an intercreditor agreement in substitution of the Intercreditor Agreement, such substitute intercreditor agreement to be in form and substance satisfactory to the Administrative Agent.

                  12. REPRESENTATIONS; NO DEFAULT. On and as of the date hereof, and after giving effect to this Amendment, (a) the Borrower certifies that no Default or Event of Default has occurred or is continuing, and (b) the Borrower confirms, reaffirms and restates that the representations and warranties set forth in Section 3 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects, PROVIDED that the references to the Credit Agreement therein shall be deemed to be references to this Amendment and to the Credit Agreement as amended by this Amendment.

                  13. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on and as of the date that:

                  (a) the Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by a duly authorized officer of the Borrower;

                  (b) the Administrative Agent shall have received executed Lender Consent Letters, substantially in the form of Exhibit A hereto, from Lenders whose consent is required pursuant to Section 9.1 of the Credit Agreement;

                  (c) the Administrative Agent shall have received, for the benefit of the Lenders, an amendment fee in an amount previously agreed upon between the Administrative Agent and the Borrower;

                  (d) the Administrative Agent shall have received an executed Acknowledgment and Consent, in the form set forth at the end of this Amendment, from each Loan Party other than the Borrower; and

                  (e) the Administrative Agent shall have received an executed certificate of an officer of the Borrower in form satisfactory to the Administrative Agent as to (i) the accuracy of the representations and warranties set forth in Section 3 of the Credit Agreement and in the other Loan Documents, (ii) the absence of any Default or Event of Default after giving effect to this Amendment, and (iii) such other customary matters as the Administrative Agent may reasonably request.



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                  14. LIMITED CONSENT AND AMENDMENT. Except as expressly amended herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or to prejudice any other right or rights which the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

                  15. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  16. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                      ANC RENTAL CORPORATION


                                      By:  /s/ LELAND F. WILSON
                                           --------------------------------
                                            Name:  Leland F. Wilson
                                            Title: Vice President


                                      LEHMAN COMMERCIAL PAPER INC.,
                                       as Administrative Agent

                                      By:   /s/ G. ANDREW KEITH
                                           --------------------------------
                                            Name:  G. Andrew Keith
                                            Title: Authorized Signatory





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                           ACKNOWLEDGMENT AND CONSENT

                  Each of the undersigned parties to the Guarantee and Collateral Agreement, dated as of June 30, 2000 and as amended, supplemented or otherwise modified from time to time, made by the undersigned in favor of Lehman Commercial Paper Inc., as Administrative Agent, for the benefit of the Secured Parties, hereby (a) consents to the transactions contemplated by the foregoing Amendment to the Credit Agreement and (b) acknowledges and agrees that the guarantees and grants of security interests contained in the Guarantee and Collateral Agreement and in the other Security Documents are, and shall remain, in full force and effect after giving effect to such Amendment and all prior modifications to the Credit Agreement.

                            ALAMO RENT-A-CAR (CANADA), INC.
                            LIABILITY MANAGEMENT COMPANIES HOLDING, INC.
                            NATIONAL CAR RENTAL LICENSING, INC.
                            NATIONAL CAR RENTAL SYSTEM, INC.
                            REPUBLIC GUY SALMON PARTNER, INC.
                            REPUBLIC INDUSTRIES AUTOMOTIVE RENTAL GROUP
                                 (BELGIUM) INC.
                            SPIRIT RENT-A-CAR, INC.
                            ALAMO RENT-A-CAR MANAGEMENT, LP
                                 By:  ARC-GP, Inc., its general partner
                            ANC COLLECTOR CORPORATION
                            ANC FINANCIAL, LP
                                 By:  ANC Financial GP Corporation, its
                                      general partner
                            ARC-GP, INC.
                            ARC-TM, INC.
                            NCR AFFILIATE SERVICER, INC.
                            NCRAS MANAGEMENT, LP
                                 By:  NCRAS-GP, Inc., its general partner
                            NCRAS-GP, INC.
                            SRAC MANAGEMENT, LP
                                 By:  SRAC-GP, Inc., its general partner
                            SRAC-GP, INC.
                            SRAC-TM, INC.

                            By:   /s/ LELAND F. WILSON
                                  -----------------------------------
                                  Name:  Leland F. Wilson
                                  Title: Vice President

                            ALAMO RENT-A-CAR, LLC

                            By:   /s/ LELAND F. WILSON
                                  -----------------------------------
                                  Name:  Leland F. Wilson
                                  Title: Vice President



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                            ANC FINANCIAL CORPORATION
                            ANC FINANCIAL PROPERTIES, LLC
                            ANC INFORMATION TECHNOLOGY HOLDING, INC.
                            ANC INFORMATION TECHNOLOGY, INC.
                            ANC INFORMATION TECHNOLOGY, L.P.
                                 By:  ANC INFORMATION TECHNOLOGY, INC.,
                                      its general partner
                            ANC IT COLLECTOR CORPORATION
                            ARC-TM PROPERTIES, LLC
                            NCR AFFILIATE SERVICER PROPERTIES, LLC

                            By:   /s/ LELAND F. WILSON
                                  -----------------------------------
                                  Name:  Leland F. Wilson
                                  Title: Vice President



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                                                                       EXHIBIT A

                              LENDER CONSENT LETTER

                             ANC RENTAL CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT
                            DATED AS OF JUNE 30, 2000

To:           Lehman Commercial Paper Inc.
              3 World Financial Center
              New York, New York  10285


Ladies and Gentlemen:

                  Reference is made to the Amended and Restated Credit Agreement, dated as of June 30, 2000 (as heretofore amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"), among ANC RENTAL CORPORATION, a Delaware corporation (the "BORROWER"), the Lenders parties thereto, LEHMAN COMMERCIAL PAPER INC., as Syndication Agent and as Administrative Agent, and others. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

                  The Borrower has requested that the Lenders consent to amend the Credit Agreement on the terms described in the Amendment to which a form of this Lender Consent Letter is attached as Exhibit A (the "AMENDMENT").

                  Pursuant to Section 9.1 of the Credit Agreement, the undersigned Lender hereby consents to the execution by the Agents of the Amendment.

                                                     Very truly yours,

                                                     ---------------------------
                                                     (NAME OF LENDER)


                                                     By:
                                                        ------------------------
                                                           Name:
                                                           Title:


Dated as of ____________ __, 2001